Exhibit 99.1

QWEST PROVIDES FINANCIAL UPDATE; SCHEDULES FOURTH QUARTER AND FULL YEAR 2008 EARNINGS ANNOUNCEMENT

DENVER, Jan. 8, 2009 – Qwest Communications International Inc. (NYSE:Q) today provided a financial update and announced its fourth-quarter and full-year 2008 earnings release date.

As previously communicated, Qwest Chairman and CEO Edward A Mueller is presenting today at the Citi Global Entertainment, Media & Telecommunications Conference in Phoenix beginning at 11:05 a.m. EST. Mr. Mueller’s remarks may be accessed online at www.qwest.com/about/investor/events. Windows Media Player or RealPlayer software is needed to listen to the webcast.

In the fourth quarter of 2008, each of Qwest’s business units performed in line with operating expectations and maintained disciplined cost controls. Enterprise service revenues, access line trends and demand for broadband services were generally consistent with third quarter performance.

The company will provide a detailed discussion of fourth quarter performance and 2009 financial guidance in its fourth quarter earnings release.  Qwest will announce its fourth-quarter and full-year 2008 earnings on Tuesday, Feb. 10, 2009, at 7 a.m. EST.  Qwest management will host a conference call at 9 a.m. EST on the same day to discuss the company’s perspective on the results and answer questions.

You may access the live interactive call via:

•	888-747-3510 (U.S. Domestic)
•	703-871-3085 (International)
•	Conference ID: 1321326

Please dial-in 10-15 minutes in advance to facilitate an on-time start.

A replay will be available for approximately two weeks after the call and may be accessed via:

•	866-837-8032 (U.S. Domestic)
•	703-925-2474 (International)
•	Access Code: 1321326

A live audio and replay of the webcast also will be available at:

http://www.qwest.com/about/investor/events/

(Windows Media Player or RealPlayer software is needed to listen to the webcast.)

About Qwest

Customers coast to coast turn to Qwest’s industry-leading national fiber-optic network and world-class customer service to meet their communications and entertainment needs. For residential customers, Qwest offers a new generation of fiber-optic high-speed Internet service, as well as digital home phone, Verizon Wireless, and DIRECTV services.  Qwest is also the choice of 95 percent of Fortune 500 companies, offering a full suite of network, data and voice services for small businesses, large businesses, government agencies and wholesale customers. Additionally, Qwest participates in Networx, the largest communications services contract in the world, and is recognized as a leader in the network services market by a leading technology industry analyst firm.

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Forward-Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The marks that comprise the Qwest logo are registered trademarks of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Diane Reberger	Kurt Fawkes
	303-992-1662	800-567-7296
	diane.reberger@qwest.com	IR@qwest.com